UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2010

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 409-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously reported, Ladenburg Thalmann Financial Services Inc. (the "Company"), entered into stock purchase agreements with twenty investors (the "Investors"), effective as of May 28, 2010, pursuant to which the Investors agreed to purchase an aggregate of 14,050,000 shares of the Company’s common stock, par value $0.0001 per share (the "Shares"), at a price of $1.00 per share. On June 15, 2010, the Company completed the sale of an aggregate of 13,325,000 of the Shares to certain Investors. On October 1, 2010, following shareholder approval at the Company's 2010 Annual Meeting of Shareholders, the Company completed the sale of an aggregate of 725,000 of the Shares to Investors who are directors and executive officers of the Company, or affiliates thereof (together, the "Affiliated Investors"). The Affiliated Investors are Frost Gamma Investments Trust, a trust controlled by Dr. Phillip Frost, the Company’s Chairman of the Board and principal shareholder, Richard J. Lampen, the Company's President and Chief Executive Officer and a Company director, The Richard M. Krasno Living Trust, a trust controlled by Dr. Richard Krasno, a Company director, MZ Trading LLC, an entity controlled by Mark Zeitchick, the Company's Executive Vice President and a Company director, Richard Rosenstock, a Company director, and Robert J. Eide, a Company director.

The Company issued the Shares in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Rule 506 of Regulation D promulgated thereunder.

Ladenburg Thalmann & Co. Inc., a subsidiary of the Company, acted as exclusive placement agent in connection with the foregoing transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

October 1, 2010	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: Senior Vice President and CFO